UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒                                                                                                       Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to 240.14a-12

Pall Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following materials were first provided to employees of Pall Corporation on May 18, 2015:

Important Information Concerning Your Equity Awards

(1) What will happen to the Pall Corporation stock that I own?

Nothing has changed. If you hold shares in Pall Corporation, you can treat it the same way you always have; you are free to buy, sell, or hold shares. When and if the closing of the sale to Danaher Corporation occurs, each share of Pall Corporation that you own at that time will be cancelled and you will receive $127.20 per share.

(2) What will happen with Pall Corporation Employee Stock Purchase Plan (the “ESPP”)?

The current ESPP offering that commenced May 1, 2015 will continue for those employees who elected to participate in this offering period, under the current plan provisions. No new participants or increases to current contribution levels will be permitted in the ESPP, and there will be no subsequent offering periods under the ESPP.

If the anticipated closing date occurs prior to the end of the current offering period, Pall Corporation (“Pall”) will set a Change in Control Exercise Date (an earlier exercise date, as defined in the ESPP) and provide notification to each ESPP participant at least ten days in advance of the new exercise date.

The ESPP shall terminate effective upon the earliest of the Change in Control Exercise Date, the end of the current Offering Period, or the closing date.

(3) Will the ESPP holding period requirement remain in effect?

Any holding period relating to shares received in respect of the ESPP shall be waived immediately prior to the closing of the sale to Danaher Corporation.

(4) What will happen with the Management Stock Purchase Plan (the “MSPP”)?

Any unvested units under the MSPP will become fully vested on the closing date. All vested units will be converted into the right to receive an amount in cash equal to the product of (x) $127.20 and (y) the number of vested MSPP units. Payment, less applicable withholding, will be made within ten (10) calendar days following the closing date.

(5) What if I have existing elections under the MSPP?

For existing elections, Base Salary Units, Bonus Units, SIP Units and correlating Matching Units scheduled to be credited prior to the closing date will occur in accordance with the MSPP plan. The MSPP shall be terminated and of no further force or effect as of the closing date.

(6) What will happen to outstanding options under the stock plans?

All options will become fully vested on the closing date. All vested unexercised options will be paid in an amount equal to the product of: (i) difference between $127.20 and the applicable exercise price per option and (ii) the aggregate number of shares issuable upon exercise of the stock options. Payment, less applicable withholding, will be made within ten (10) calendar days following the closing date.

(7) What will happen to outstanding Restricted Stock Units (RSUs) under the stock plans?

Unvested RSUs will be assumed by Danaher as of the closing date and shall continue under the same terms and conditions (including the term, exercisability and vesting schedule) as were applicable prior to the closing date, with one important exception: each unvested RSU award will be ‘rolled over’ or relate to that number of shares of Danaher’s common stock (rounded to the nearest whole share) equal to the product of (x) the number of shares of Pall common stock that could have been issuable upon the vesting of such award immediately prior to the closing date and (y) the quotient of $127.20 divided by Danaher’s average closing stock price over the ten (10) trading days preceding the closing date.

Solely as an example, if you had 100 Pall restricted stock units on the closing date and Danaher’s average closing stock price over the 10 trading days preceding the closing date was $90, the number of Danaher restricted stock units would equal 141 (100 x $127.20/$90).

(8) What will happen to vested RSUs?

All vested RSUs will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (x) $127.20 and (y) the aggregate number of RSUs. Payment, less applicable withholding, will be made within ten (10) calendar days following the closing date.

(9) What will happen to outstanding Performance Restricted Share Units (PRSUs)?

All outstanding PRSUs will become fully vested and be deemed earned in the number of PRSUs equal to the greater of (A) the “Target Number” of PRSUs or (B) the number of PRSUs that would have been earned by applying the performance criteria specified in the applicable award agreement to the Company’s actual performance from the beginning of the “Performance Period” to the closing date. The total number of PRSUs earned will be cancelled and converted into the right to receive an amount in cash,without interest, equal to the product of (x) $127.20 and (y) the aggregate number of shares subject to such PRSU award. Payment, less applicable withholding, will be made within ten (10) calendar days following the closing.

(10) What will happen to stock options, RSUs or PRSUs scheduled to vest prior to the closing date?

Vesting of stock options, RSUs and PRSUs will continue as scheduled until the closing date.

(11) Will I be able to maintain my existing Fidelity brokerage account?

There is no action you need to take on your account at this time. If there is any change to your account, you will be notified in advance.

Additional Information and Where to Find It

In connection with the proposed transaction involving Pall and Danaher Corporation, Pall will file a proxy statement with the SEC. SHAREHOLDERS OF PALL ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION. Shareholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by Pall at the SEC’s web site at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, from Pall’s website, www.pall.com, under the heading “Investor Relations” or by contacting the Company’s Investor Relations at 516-801-9871 or pall_ir@pall.com.

PARTICIPANTS IN SOLICITATION

Pall, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Pall’s directors and executive officers is available in its proxy statement filed with the SEC on October 31, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.